                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made as of _______________, 2000, at Las Vegas, Nevada, by and between My Way Holdings LLC, a Nevada limited liability company ("BUYER"), and Nuevo Sol Turf Club, Inc., a New Mexico corporation ("SELLER").

                                    RECITALS

         A. Seller owns improved real property in Sunland Park, New Mexico, and the State of Texas, collectively and commonly known as Sunland Racetrack and Casino (the "RACETRACK").

         B. Seller is a wholly owned subsidiary of Anchor Gaming, a Nevada corporation ("ANCHOR").

         C. Anchor and Stanley E. Fulton ("FULTON") are parties to that certain Stock Purchase Agreement dated of even date herewith ("STOCK PURCHASE AGREEMENT"). The Stock Purchase Agreement provides, in part, that Fulton sell certain stock to Anchor and that Anchor execute and deliver a certain promissory note in the principal amount of Sixty One Million Dollars ($61,000,000), to Fulton or his assignee ("NOTE"), as part payment for such stock. The Stock Purchase Agreement, the Note and the other agreements related thereto or referenced therein are collectively referred to herein as the "ANCHOR AGREEMENTS."

         D. The transaction subject of the Anchor Agreements includes, among other transactions, the sale by Seller of substantially all of the assets associated with the Racetrack to Fulton or an entity owned by Fulton.

         E. Buyer is an entity wholly owned by Fulton.

         F. The parties hereto have reached an understanding with respect to the sale by Seller and the purchase by Buyer of substantially all of the assets associated with the Racetrack.

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements, covenants, and conditions contained herein and in the Anchor Agreements, the receipt by Seller of One Thousand Dollars ($1,000) in-hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed:

                             SECTION 1 - DEFINITIONS

         As used in this Agreement, the terms set forth below shall have the respective meanings indicated opposite each of them.

         ANCILLARY INTELLECTUAL PROPERTY RIGHTS means all right, title and interest in and to (i) the names "Sunland Park" and "Nuevo Sol Turf Club," and any variation thereof, (ii) any and all patents, copyrights, trademarks, trade names, service marks, displays, symbols, color arrangements, designs and logos with respect thereto and/or relating to and/or used in the ownership, use and/or operation of the Business and/or the Property, (iii) any and all other names, words and devices relating to and/or used in the ownership, use and/or operation of the Business and/or the Property, and (iv) all applications, registrations and goodwill related to or associated with any of the foregoing.

         ASSIGNED CONTRACTS has the meaning given in Section 5.01.

         BOOKS AND RECORDS means all books and records located in the Premises or relating to the operation of the Business and all other books and records necessary for the continued and uninterrupted operation of the Business by Buyer, including, but not limited to, all financial statements, gaming tax returns (including supporting schedules), customer lists, credit records and files and all other accounting records (in whatever form they may exist, including computer disk or tape).

         BUSINESS means all business conducted on or with respect to the Racetrack.

         BUSINESS DAY means any day other than a Saturday, a Sunday or a day on which banking institutions in Las Vegas, Nevada are authorized by Law to close.

         BUYER has the meaning given in the preamble.

         BUYER'S CONDITIONS PRECEDENT has the meaning given in Section 8.01.

         BUYER LICENSES has the meaning given in Section 8.04(c).

         CASH means all cash on hand at the Racetrack (including, without limitation, cash in the racetrack cages and casino cages, slot machines or gaming tables located at the Racetrack, and cash in the retail, restaurant and other non-gaming areas of the Racetrack), and all cash equivalents of the Business at the Racetrack, all deposits by Seller with a third party in connection with the Business, all refunds owed to Seller by third parties in connection with the Business, and all gaming chips and tokens, deferred charges, prepaid expenses, and claims of the Business;

         CLOSING shall mean the proceedings pursuant to which the sale of the Property is consummated.

         CLOSING DATE has the meaning given in Section 14.01.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMPUTER SOFTWARE means all (i) computer hardware used or usable in connection with the Business or the Property, (ii) computer software owned or licensed by Seller and used or usable in connection with the Business or the Property, including, without limitation, all source codes and data, whether on tape, disc or other computerized format, and all related user manuals, computer records, service codes, programs, stored materials and databases, including, without limitation, all access codes and instructions needed to obtain access to and to utilize the information contained on such computer records, together with any and all updates and modifications of all of the foregoing.

         CUSTOMER FRONT MONEY has the meaning given in Section 14.03(c).

         EBITDA means, for the applicable period, net income, plus extraordinary losses, interest expenses, taxes, depreciation and amortization which were deducted in calculating net income, less extraordinary gain included in the calculation of net income, all as determined in accordance with GAAP.

         ENVIRONMENTAL LAWS means any federal, state or local statute, law, ordinance, order, rule or regulation pertaining to health, industrial hygiene or the environment, including, but not limited to: RCRA; the Clean Air Act, as now or hereafter amended (42 U.S.C. ss.7401 et. Seq.); the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (42 U.S.C. ss.9601 et. Seq.); the Emergency Planning and Community Right-to-Know Act of 1986, as now or hereafter amended (42

U.S.C. ss.11001 et. Seq.); the Federal Hazardous Substances Act, as now or hereafter amended (15 U.S.C. ss.1261 et. Seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as now or hereafter amended (7 U.S.C. ss.136 et. Seq.); the Federal Water Pollution Control Act, as now or hereafter amended (33 U.S.C. ss.1251 et. Seq.); the Hazardous Materials Transportation Act, as now or hereafter amended (49 U.S.C. ss.1801 et. Seq.); the Occupational Safety and Health Act of 1970, as now or hereafter amended (29 U.S.C. ss.651 et. Seq.); the Toxic Substances Control Act, as now or hereafter amended (15 U.S.C. ss.2601 et. Seq.); each as now or hereafter amended; the Uniform Fire Code, as now or hereafter adopted in Nevada; the regulations, rules and orders promulgated under each of them; and all local ordinances and rules regulating one or more Hazardous Substances.

         ERISA means the Employment Retirement Income Security Act of 1974.

         ESCROW AGENT has the meaning given in Section 13.

         GAAP means generally accepted accounting principles consistently applied.

         GAMING AUTHORITIES means the New Mexico Gaming Control Board and New Mexico State Racing Commission.

         HAZARDOUS SUBSTANCES means one or more of the chemicals, substances, materials, mixtures, compounds, hydrocarbons, pollutants and wastes classified or regulated under the Environmental Laws.
         INVENTORIED VEHICLES has the meaning given in Section 14.03(b).

         INVENTORY means all inventories maintained in connection with the Business, including, but not limited to, liquor, food and beverage, linen, uniforms, utensils, chinaware, glassware, silverware, and office supplies.

         LAW means any federal, state or local statute, law, ordinance, order, rule or regulation.

         NO SOLICITATION PERIOD has the meaning given in Section 9.02.

         ORAL CONTRACT has the meaning given in Section 6.01(n).

         OUTSIDE BUYER LICENSE DATE has the meaning given in Section 8.04(c).

         PERMITTED TITLE EXCEPTIONS has the meaning given in Section 4.

         PERSON means a person or persons or entity or entities or any combination of persons and entities.

         PERSONAL PROPERTY means all the furniture, furnishings, fixtures, gaming devices, equipment, appliances, tools, motor vehicles, supplies, signs and signage, public relations pamphlets and related supplies, Inventory, and all other tangible personal property used in the ownership, operation and maintenance of the Business.

         PERSONAL PROPERTY INVENTORY has the meaning given in Section 6.01(ah).

         PREMISES means fee simple title to all that certain real property, located in that certain project common known as "Sunland Park Racetrack and Casino," State of New Mexico and the State of Texas, and legally described on Exhibit 1 attached hereto and incorporated herein by reference, together with all buildings (including, without limitation, any condominium(s) or other similar structure(s) located on the Premises) , improvements and fixtures located thereon, and all rights appurtenant thereto, including, but not limited to, water rights, and all of Seller's right, title and interest in and to any minerals, oil, gas and other hydrocarbon substances on or under said real property.

         PROPERTY has the meaning given in Section 2.01.

         PURCHASE OFFER has the meaning given in Section 9.02.

         PURCHASE PRICE has the meaning given in Section 3.01.

         RACETRACK has the meaning given in Recital A.

         RCRA means the Resource Conservation and Recovery Act of 1976, as now or hereafter amended, 42 U.S.C. ss.6901 et. Seq., and the rules, regulations and orders promulgated thereunder.

         SELLER has the meaning given in the preamble.

         SELLER'S CONDITIONS PRECEDENT has the meaning given in Section 8.02.

         UNAUDITED FINANCIAL STATEMENTS has the meaning given in Section
6.01(ai).

         WARRANTIES means all manufacturers' or other assignable warranties applicable to any other items included in the Property.

         WRITTEN CONTRACT has the meaning given in Section 6.01(n).

         YEAR 2000 QUARTERLY FINANCIAL STATEMENTS has the meaning given in
Section 11.09(c).

                          SECTION 2 - SALE OF PROPERTY

         2.01. PROPERTY DESCRIBED. Seller agrees that at the Closing it shall sell, transfer, convey and assign to Buyer, and Buyer agrees that Buyer shall purchase and acquire from Seller, for the consideration hereinafter provided, all assets constituting or used in connection with the Racetrack, except those hereinafter excluded (all of said non-excluded assets being hereinafter collectively referred to as the "PROPERTY"), including, but not limited to:

                  (a)      the Premises;

                  (b)      all Personal Property;

                  (c)      all Ancillary Intellectual Property Rights;

                  (d)      all Books and Records;

                  (f)      all Cash;

                  (g)      all Warranties;

                  (h) all Computer Software and all copyrights related to the Computer Software, if and to the extent owned by Seller and transferable;

                  (i) all current transferable, assignable or relinquishable permits and licenses, if any, in Seller's possession relating to the Property and/or Business;

                  (j) all accounts receivable arising from goods sold or services rendered in connection with the Business prior to or at the Closing Date; and

                  (k) all Assigned Contracts.

         The Property shall be conveyed to Buyer free and clear of all liabilities, obligations, security interests, liens and encumbrances.

         2.02. PROPERTY EXCEPTION. The Property does not include (a) cash in the Company's (i) money market account at First Security Bank, or (ii) PAC checking account, in the amounts set forth on the Company's balance sheet for the month ended August 31, 2000 ("EXCLUDED CASH") or (b) any Property that is not owned by Seller (unless such Property is owned by Anchor Gaming or a subsidiary of Anchor Gaming other than Seller and is used exclusively by Seller in the Business as presently conducted), provided that Seller shall use its best efforts to cause any such Property owned by Anchor Gaming or a subsidiary of Anchor Gaming that is not used exclusively by Seller, to be licensed or leased, as the case may be, to Buyer to the extent necessary to enable Buyer to conduct the Business as presently conducted..

         2.03. ASSUMPTION OF LIABILITIES. Except for obligations for which Buyer has received an equal credit pursuant to Section 3.04 and those obligations assumed by Buyer pursuant to Section 5.01, Buyer is not, and shall not be deemed to be, assuming or taking subject to any obligations or liabilities of Seller of any kind or nature whatsoever, whether known or unknown, fixed or contingent. Buyer will honor and redeem the outstanding chips and tokens of the Business when said chips and tokens are presented for redemption.


                           SECTION 3 - PURCHASE PRICE

         3.01. PURCHASE PRICE. For and in consideration of the Property, Buyer shall, subject to the adjustments hereinafter described, pay to Seller a purchase price (the "PURCHASE PRICE") of the sum of Sixty One Million Dollars ($61,000,000), plus the Excluded Cash.

                  (a) PURCHASE PRICE ADJUSTMENT. If the Assignment of Membership Interests dated as of even date herewith by and between Anchor and an entity owned by Fulton regarding the purchase of Anchor's membership interest (the "INTEREST") in Ourway Realty, LLC, a Massachusetts limited liability company (the "Ourway Assignment") is terminated, and the Interest has not been sold to the entity owned by Fulton or to a member of Ourway Realty, LLC for the price contemplated in the Ourway Assignment, then the Purchase Price shall be increased by Two Million Five Hundred Thousand Dollars ($2,500,000). If this contingent price adjustment occurs after the Closing, then this additional purchase price shall be paid in immediately available funds within one (1) week of said termination.

         3.02.    PAYMENT.  The Purchase Price shall be paid as follows:

                  At the Closing: ( i) Upon payment to Fulton or Fulton's assignee of all interest due and payable under the Note in immediately available funds, Buyer shall cause Fulton or Fulton's assignee to deliver the Note to Seller and cancel the Note, and Buyer shall pay Seller the remainder of the Purchase Price in immediately available funds. Buyer and Seller hereby agree that the cancellation of the Note is consideration to the Seller for the Property acquired by Buyer hereunder in the principal amount of the Note.

         3.03. ALLOCATION OF VALUE. Within forty-five (45) days after the Closing Date, Buyer shall provide to Seller a proposed allocation of the Purchase Price among the elements of the Property. Seller shall either approve or disapprove such proposal in writing within fifteen (15) days of Seller's receipt of such proposal. If Seller disapproves such proposal, Buyer and Seller shall thereafter negotiate in good faith the allocation of the Purchase Price among the elements of the Property until such time as they mutually agree upon such allocation; provided, however, that if the parties have not agreed upon such allocation within thirty (30) days after Buyer's receipt of Seller's notice of disapproval of Buyer's original proposal, then the obligation of each party under this Section 3.03 to negotiate such allocation shall thereupon terminate and be of no further force or effect and each party shall thereafter be entitled to allocate the Purchase Price among the elements of the Property in such manner as such party deems appropriate using its reasonable business judgment.

         3.04. PRORATIONS. Real estate taxes, personal property taxes, sales taxes, entertainment taxes, payments on the Assigned Contracts, rental and other tenant payments, payments for any reservations or bookings, trade out liabilities, deposits with Seller, rents and any other receipts attributable to space leases, and progressive gaming device liability shall be prorated as of midnight on the Closing Date. In lieu of prorating power, gas, water and other utility fees and charges (other than telephone), the appropriate utilities shall be informed to take meter readings as close as practicable to the Closing Date, to bill Seller for service prior to such readings and to bill Buyer for service thereafter. Said readings may occur before or after the Closing Date. The telephone company shall be informed to cancel Seller's service as of the Closing Date and to transfer service and the telephone numbers of the Business to Buyer. The next regular billing of the telephone company after the Closing Date will be sent to Buyer. Upon receiving a copy of said bill, Seller shall pay Buyer for those charges attributable to calls made before midnight on the Closing Date. General service charges will be prorated as of the time of the billing on the basis of the number of days before and after the Closing Date, respectively. At the Closing, best estimates or actual determinations shall be made with respect to the prorations and the Purchase Price accordingly adjusted. Final adjustments are to be paid to the appropriate party promptly on demand when computed.

         3.05. OTHER ADJUSTMENTS. The Purchase Price shall also be adjusted if required under the provisions of any other section hereof requiring such adjustment.

                              SECTION 4 - TITLE

         This sale is subject to Buyer being able to obtain an ALTA extended owner's policy of title insurance (Form B, Rev. 10-17-70) from a company reasonably satisfactory to Buyer in an amount to be determined by Buyer ("TITLE POLICY"), insuring that Buyer has fee title to the Premises, subject only to those exceptions set forth in Exhibit 4 attached hereto and incorporated herein by reference, agreements subject to which Buyer takes the Property pursuant to
Section 5, and items arising after the date hereof and approved by Buyer (collectively, the "PERMITTED TITLE EXCEPTIONS"). Said policy shall have attached thereto such endorsements as Buyer may require, including, but not limited to, endorsements insuring against encroachments, violations of covenants and restrictions, and mechanic's liens, and insuring contiguity. Liability under such policy shall be reinsured to the extent, in the form and from companies reasonably satisfactory to Buyer.

                         SECTION 5 - ASSIGNED CONTRACTS

         5.01.    ASSIGNMENT. At the Closing, Seller shall assign to Buyer
(i) all contracts with vendors of goods or services to the Business, (ii) all employment contracts with employees of the Business, and (iii) all of the other agreements set forth in Exhibit 5.01 attached hereto and incorporated herein by reference (collectively, the "ASSIGNED CONTRACTS"), and Buyer shall assume all liability of Seller under the Assigned Contracts accruing after the Closing.

         5.02 REQUIRED CONSENTS. To the extent that the assignment of any Assigned Contract requires the consent of any other party thereto, or shall be subject to any option in any other Person by virtue of a request for permission to assign, or by reason of or pursuant to any assignment to Buyer, this Agreement shall not constitute a contract to assign the same if any attempted assignment would constitute a breach thereof or give rise to such an option, and Seller shall procure the necessary consent to such assignment. If any such consent is not obtained, or if for any reason any such assignment is not consummated, then, without limiting any other rights or remedies Buyer may have, Seller shall, at Buyer's request, cooperate with Buyer to provide for Buyer the benefit, monetary or otherwise, of the Assigned Contract at issue, including, without limitation, enforcement of any and all rights of Seller against the other party to such Assigned Contract arising out of any breach or cancellation thereof by such party or otherwise.

                  SECTION 6 - REPRESENTATIONS AND WARRANTIES

         6.01. SELLER'S WARRANTIES. In addition to the other covenants, promises and warranties contained in other parts of this Agreement, Seller represents and warrants for the benefit and reliance of Buyer as follows:

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

                  (b) The execution, delivery, and performance of this Agreement by the persons executing the same on behalf of Seller have been duly and validly authorized (and by their execution hereof such persons individually represent and warrant that they are so authorized) and this Agreement and the other agreements and instruments contemplated hereby constitute legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

                  (c) Other than approvals from the Gaming Authorities, approvals contemplated in Section 8.02(i) and consents that may be necessary to assign to Buyer the Assigned Contracts as contemplated herein, no consent, license, permit, order, approval or authorization of any governmental authority or private party is required in connection with the execution, delivery and performance of this Agreement by Seller.

                  (d) As of the Closing Date, the execution, delivery or performance of this Agreement will not, with or without the giving of notice and/or the passage of time (i) violate any provision of Law applicable to Seller, the Property or the Business, (ii) conflict with or result in the breach or termination of, or constitute a default under or pursuant to, any indenture, mortgage or deed of trust, or any judgment, order, injunction, decree or ruling of any court or governmental authority, or any other agreement or instrument, by which Seller, the Property or the Business are bound, or to which any of them are subject, or (iii) result in the creation of any lien, charge or encumbrance upon any of the Property.

                  (e) Seller has good and marketable title to the Property except as specifically stated herein or in the exhibits attached hereto; and the Property will be transferred to Buyer at the Closing free and clear of all liens, charges, pledges, security interests, claims or other encumbrances.

                  (f) Except as noted on Exhibit 6.01(f) attached hereto and incorporated herein by reference, with respect to the Property, there are no annexation agreements, contribution agreements, property owner agreements or claims, special assessments, development fees, inconsistencies between current activities or plans of Seller and any plans for growth management, facilities use or similar plans, or environmental impact or other environmental studies or reports made on behalf of or to the knowledge of Seller in the past five (5) years.

                  (g) To the best of Seller's knowledge, the use of the Property by Seller and all Persons claiming by or through Seller and the operation of the Business as presently conducted conform to any and all applicable Laws. No notice from any governmental body has been served relating to the Business or Property claiming any violation of any such Law, or requiring any work, repairs, construction, alterations or installation on or in connection with the Business as presently conducted. To the best of Seller's knowledge, no Law exists which requires any work, repairs, construction, alterations or installation on or in connection with the Business as of the date hereof or any time hereafter. The Premises comply with the Americans With Disabilities Act and the Occupational Safety and Health Act.

                  (h) Seller has all rights necessary to insure vehicular and pedestrian ingress and egress from the Business sufficient to operate the Business in the manner it is currently being operated.

                  (i) Seller has delivered to Buyer, or shall deliver to Buyer prior to the Closing, true, correct and complete copies of: (i) all currently valid certificates of occupancy for the Racetrack, (ii) any and all certificates from any necessary county (or any similar local governing authority) departments or other similar divisions, including without limitation, building or safety departments, relating to the Racetrack, and (iii) all other current transferable, assignable or relinquishable permits and licenses, if any, in Seller's possession relating to the Property and/or Business. Such certificates, permits and licenses are set forth in Exhibit 6.01(i) attached hereto and incorporated herein by reference.

                  (j) Seller shall deliver to Buyer prior to Closing, true, correct and complete copies of all final working drawings, plans and specifications, as built plans, all change orders and other documents and papers relating thereto, and all soil tests and other engineering reports relating to the Property and in possession of or under the control of Seller, all of which are set forth in Exhibit 6.01(j) attached hereto and incorporated herein by reference.

                  (k) Seller has paid, or where payment is not required to be made, has set up an adequate accrual, in conformity with GAAP, for the payment of all federal, state and municipal income, gaming, sales, uses, occupational, property and other taxes due or accruing prior to or on the Closing. Seller has timely filed all returns, reports and declarations required to be filed in connection with the income, sales, property and all other aspects of the Business and/or the ownership and operation thereof. All taxes shown to be due on such returns, reports and declarations, including any interest or penalties, have been paid. Seller is not delinquent in the payment of any tax, estimated tax, assessment or governmental charge. There are no tax liens affecting any of the Property, except liens for non-delinquent real property taxes.

                  (l) There are no tax audits of any kind pending or, to the best of Seller's knowledge, threatened against Seller and no issues have been raised by the Internal Revenue Service or any taxing authority in connection with any reports or returns referred to above with respect to any periods for which the statutes of limitations remain open. Seller has not received or been threatened with a claim for assessment or collection of any tax.

                  (m) As of the date of signing, to the best of Seller's knowledge, there are no actions, claims, suits or proceedings pending or, to the best of Seller's knowledge, threatened against Seller, the Business or the Property in any court or before any administrative agency which would prevent Seller from completing the transactions provided for herein or would in anyway affect the operation of the Business, nor is there any reason to believe that any such suit or other proceeding will be brought.

                  (n) Exhibit 6.01(n) attached hereto and incorporated herein by reference will upon delivery pursuant to Section 25 set forth (i) all written agreements in any manner relating to the Property or the Business (the "WRITTEN CONTRACTS"), including, but not limited to, service contracts, ancillary leases, store or restaurant leases, sign leases, agreements providing for discounts or free meals or drinks, and all insurance policies, and (ii) all other agreements with respect to the Business (the "ORAL CONTRACTS"), including, but not limited to, advance bookings and orders. On or prior to the Closing Date, Seller shall have delivered to Buyer a true, correct and complete copy of each Written Contract and a true, correct and complete description of each Oral Contract.

                  (o) The Assigned Contracts are in good standing, valid and enforceable by Seller and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

                  (p) There exists no event of default under any Assigned Contract, or event which, with notice or lapse of time, or both, would constitute a default under any Assigned Contract, on the part of Seller or, to the best of Seller's knowledge, any third party thereunder.

                  (q) No labor has been performed or material furnished for the Property, or any part thereof, for which Seller has not heretofore fully paid, or for which a mechanic's or materialman's lien or liens, or any other lien, can be claimed by any person, party or entity.

                  (r) The Property is not within any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Disaster Protection Act of 1973.

                  (s) All water, sewer, electric and telephone facilities, and all other utilities required for the normal use and operation of the Business, are installed at the Racetrack and duly connected and can be used by the Business without charge except the normal and usual nondiscriminatory utilities charges. The utilities presently connected to the Racetrack are adequate to service the needs of the Business.

                  (t) To the best of Seller's knowledge, the Racetrack has been duly constructed in a good, workmanlike manner and in compliance with all applicable Laws and all applicable covenants, conditions and restrictions, and said buildings and improvements and all parts thereof are structurally safe and sound. To the best of Seller's knowledge, the building and improvements making up the Racetrack have been maintained to the date hereof and are in good condition except for ordinary wear and tear. To the best of Seller's knowledge, all such wear and tear is patent and there are no structural or latent defects in the Racetrack.

                  (u) Intentionally Omitted.

                  (v) Seller has received no notice from any other party pertaining to or challenging the right of Seller to use the Ancillary Intellectual Property Rights, and, to the best of Seller's knowledge, no act or omission has occurred, and no circumstance exists, that could give rise to any basis for such a claim. There are no pending or, to the best of Seller's knowledge, threatened interference proceedings or other contested proceedings with respect to pending Ancillary Intellectual Property Rights applications. Seller has not granted any licenses or other rights to use the Ancillary Intellectual Property Rights and has no obligation to grant licenses or other rights. Seller possesses all Ancillary Intellectual Property Rights necessary to conduct the Business as it is presently conducted.

                  (w) Neither Seller nor any Person claiming by or through Seller has received notice of any condemnation or zoning proceedings, or otherwise has knowledge of any plan, study or effort, which would affect the use and operation of the Property for its intended purpose.

                  (x) There are sufficient parking spaces in the parking areas available to the Business on the Property to comply with all applicable Laws and covenants, conditions and restrictions. Seller has not received any notice of any kind alleging that the amount and location of parking spaces available to the Business fail to comply with any applicable Law or covenant, condition or restriction.

                  (y) Seller currently has in effect insurance with respect to the Property of such types and in such amounts as are customarily maintained in the Sunland Park, New Mexico area, for similar property and, in any event, in such amounts that Seller shall not be deemed a co-insurer under any such policy.

                  (z) No judgment, order, injunction, decree or ruling of any court or governmental authority exists by which Seller, the Property or the Business are bound, or to which any of them are subject, which in any manner affects the operation of Business.

                  (aa) Seller has no knowledge of any violation of or current investigation with respect to any violation of any provision of any federal, state or other applicable Law applicable to the Business or the Property.

                  (ab) All deposits by or with Seller (other than outstanding chip and token liability), either as security, prepayment of rent or otherwise, are set forth in Exhibit 6.01(ab) attached hereto and incorporated herein by reference.

                  (ac) Seller (a) is not, and has not been, a party to, or negotiating, and has no obligations under, any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any of Seller's employees with respect to the Business; (b) is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of its employees; (c) has no knowledge nor has any reasonable grounds to know, of any union organizational or representational activities underway among any of Seller's employees; and (d) has not been charged or threatened with a charge of any unfair labor practice with respect to the Business. There are no existing or threatened labor strikes, slowdowns, disputes, grievances or disturbances affecting or which might affect operations at, or deliveries from or into, the Property. No work stoppage against Seller or the Business is pending or threatened, and no such work stoppage has ever occurred.

                  (ad) There are no charges, administrative proceedings or formal complaints of discrimination (including, but not limited to, discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability or veteran status) pending or, to Seller's best knowledge, threatened, or to Seller's best knowledge, any investigation pending or threatened before the Equal Employment

Opportunity Commission, the Immigration and Naturalization Service, or any federal, state or local agency or court.

                  (ae) Seller has delivered to Buyer or shall deliver to Buyer prior to Closing, a true and complete list showing the name, current annual compensation rate (including bonus and commissions), pay period, title, current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each present employee of the Business (segregating employees paid on other than an hourly basis); and any employee handbook(s).

                  (af) There are no benefit plans covering Seller's employees, except those listed in Exhibit 6.01(af) attached hereto and incorporated herein by reference, and complete and correct copies of such items have been delivered to Buyer or shall be delivered to Buyer prior to Closing.

                  (ag) All safe deposit boxes, and other boxes and lockers, located inside and outside of the Racetrack and containing elements of the Property, a description of the contents of such boxes and lockers, and the names of all persons authorized to have access thereto are set forth in Exhibit 6.01(ag) attached hereto and incorporated herein by reference.

                  (ah) Seller will deliver prior to the Closing, an inventory of all items of personal property that are part of the Property (the "PERSONAL PROPERTY INVENTORY"). The Personal Property Inventory is true, correct and complete inventory of all items of Property. The Personal Property Inventory is sufficient for the ordinary operation of the Business. There shall be no material change in the Personal Property Inventory between the date hereof and the Closing Date.

                  (ai) Seller has heretofor furnished Buyer with true, correct and complete copies of the unaudited income statement, balance sheet and statement of cash flows for the month ended August 31, 2000 (collectively, the "UNAUDITED FINANCIAL STATEMENTS"). Except as noted therein all of such financial statements and all other financial statements provided by Seller to Buyer, if any, are complete and correct, were prepared in accordance with GAAP, and present fairly in all material respect the financial position of Seller as of the dates thereof and the results of its operations and its cash flows for the periods therein indicated.

                  (aj) Since December 31, 1999, there have not been: (i) any changes in the Business' financial condition, assets, liabilities or business, other than changes in the ordinary course of business, none of which has been materially adverse, or (ii) any material damage, destruction, other casualty loss or forfeiture with respect to the Property (or assets which would, but for such damage, destruction, loss or forfeiture, comprise part of the Property), whether or not covered by insurance.

                  (ak) Neither Seller nor any Person constituting Seller is or has been a foreign person or, in the case of corporations, a U.S. real property holding corporation, as defined in Section 897 of the Code and Seller will deliver to Buyer at the Closing affidavit(s) under penalty of perjury and otherwise in the form and substance necessary to satisfy the requirements under the Code relating to withholding of a portion of the purchase price, stating the U.S. taxpayer identification number of each Person constituting Seller and that such Person is not a foreign person or U.S. real property holding corporation, as the case may be.

                  (al) Intentionally Omitted.

                  (am) Seller is not an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940 as amended, and the rules and regulations thereunder.

                  (an) Seller has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any finder, agent, government official or other party, in the United States or any other country, in any manner related to the Business, which was illegal under any Law of the United States or of any other country having jurisdiction.

                  (ao) The Property, and any adjoining real property owned by Seller, are not in violation of, or subject to any existing, pending or, to the best of Seller's knowledge, threatened investigation by any governmental authority under, any of the Environmental Laws.

                  (ap) Seller has complied, and shall continue to comply, with all notice and reporting requirements applicable to the Property under the Environmental Laws.

                  (aq) Seller has never installed or used any underground storage tank (as defined in RCRA) or any above-ground storage tank for storing or dispensing any hydrocarbon on or at the Property, and to the best knowledge of Seller, there has never been an underground storage tank installed or used on or at the Property for such purposes.

                  (ar) Seller has never installed or used any transformer on the Property that contained PCB compounds, and to the best of Seller's knowledge, there are no and never have been any PCB compounds stored or used on the Property.

                  (as) There is no asbestos, asbestos containing material, or PCB compounds stored, used or present in, at or upon the Property.

                  (at) All environmental registrations, permits, licenses, certificates and approvals held by Seller and related to the Property are set forth on Exhibit 6.01(at) attached hereto and incorporated herein by reference.

                  (au) Seller has never used, generated, stored, treated, disposed, released, spilled or discharged any Hazardous Substance on, over or under the Property in violation of any Law, and to the best of Seller's knowledge, no one else has ever used, generated, stored, treated, disposed, released, spilled or discharged any Hazardous Substance on, over or under the Property, in violation of any Law.

                  (av) Seller has not received any notification of any asserted present or past failure by Seller, or any predecessor in interest, to comply with the Environmental Laws.

                  (aw) Seller shall have delivered to Buyer on or before the Closing Date true, correct and complete copies of all environmental site assessments and asbestos surveys with respect to the Property in Seller's possession or control, and all such assessments and surveys are set forth in
Exhibit 6.01(aw) attached hereto and incorporated herein by reference.

                  (ax) The assets specified herein are the only assets required to conduct the Business and Seller is not currently using any other material assets in the conduct of the Business.

                  (ay) No Person other than Seller has any right to use any portion of the Property.

                  (az) To the best of Seller's knowledge without investigation, no representation or warranty by Seller, nor any statement, document or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contain or will contain any untrue statement of a material fact, or omit or fail to state, or will omit or fail to state, any material fact necessary to make the statements contained therein not misleading.

                  (ba) At Closing, total current assets as described in the Company's August 31, 2000 balance sheet shall not be less than One Million One Hundred Sixty Nine Thousand Six Hundred Thirty Two And 51/100 Dollars ($1,169,632.51).

         6.02. BUYER'S WARRANTIES. In addition to the other covenants, promises and warranties contained in other parts of this Agreement, Buyer hereby represents and warrants for the benefit of Seller as follows:

                  (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite limited liability company power and authority to enter into and carry out its obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the persons executing the same on behalf of Buyer have been duly and validly authorized (and by their execution hereof such persons individually represent and warrant that they are so authorized) and this Agreement and the other agreements and instruments contemplated hereby constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

                  (c) Other than approvals from the Gaming Authorities and approvals contemplated in Section 8.01(n), no consent, license, permit, order, approval or authorization of any governmental authority or private party is required in connection with the execution, delivery and performance of this Agreement by Buyer.

                  (d) The execution, delivery or performance of this Agreement will not, with or without the giving of notice and/or the passage of time (a) violate any provision of Law applicable to Buyer, or (b) conflict with or result in the breach or termination of, or constitute a default under or pursuant to, any indenture, mortgage or deed of trust, or any judgment, order, injunction, decree or ruling of any court or governmental authority, or any other agreement or instrument by which Buyer is bound or to which Buyer is subject.

         6.03.    INTENTIONALLY OMITTED.

         6.04. CONTINUED VALIDITY. The representations and warranties contained herein shall be true and correct as of the date of the execution hereof, or such other date as specified herein, and as of the Closing and shall not survive the Closing (except for Section 6.01(ai) which shall survive for a period of two (2) years following the Closing Date), and investigation at any time made by or on behalf of Buyer or Seller.

                        SECTION 7 - INTENTIONALLY DELETED

            SECTION 8 - CONDITIONS PRECEDENT TO CLOSING AND TERMINATION

         8.01. BUYER'S CONDITIONS. All of the obligations of Buyer hereunder are subject to the satisfaction prior to or at the Closing, or on or before the date indicated in this Agreement, as the case may be, of each of the following conditions (collectively, the "BUYER'S CONDITIONS PRECEDENT"), subject to no reservations, restrictions, conditions or limitations unsatisfactory to Buyer:

                  (a) All conditions precedent to Buyer's obligations provided for in any other section of this Agreement have been satisfied.

                  (b) Seller shall have obtained all approvals necessary to transfer all gaming devices constituting a portion of the Property to Buyer.

                  (c) There shall not have occurred any material adverse change since the date hereof in the Business, the Property or results of operations of the Business.

                  (d) There shall not have been enacted any environmental, building, fire, safety or other Law which requires or will require any modifications to the Property which were not required or complied with as of the date hereof.

                  (e) Seller shall have given all notices to governmental authorities and other third parties required to be given by it in connection with the transactions contemplated by this Agreement under any license, permit, authorization, franchise, loan, note, mortgage, indenture, bond, or other agreement or instrument.

                  (f) The representations and warranties of Seller contained in this Agreement shall be true as of the Closing Date (provided that any representation and warranty made as of a specific date shall be true and correct as of such specific date) as though such representations and warranties were made at such time.

                  (g) Seller shall have performed and complied with all terms, covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (h) No action shall have been brought by any governmental agency, and remain undismissed, alleging the illegality, invalidity of, or seeking to enjoin the transactions contemplated hereby.

                  (i) Seller shall have delivered to Buyer such documentary and other evidence as Buyer or Escrow Agent may reasonably require evidencing the authority of the person or persons who are executing this Agreement, or any other document in connection with this Agreement, on behalf of Seller.

                  (j) Since the date of this Agreement there shall have been no change in any applicable Law that makes it illegal for any party hereto to perform its obligations hereunder.

                  (k) Seller shall have arranged for the transfer of the telephone numbers associated with the Business to Buyer effective as of the Closing Date. Seller shall have paid to the telephone company all charges or fees due as of the Closing Date when requested by the telephone company to allow Buyer to obtain the telephone numbers at the minimum cost to Buyer.

                  (l) All consents, approvals, authorizations, estoppel and other certificates, and agreements of any third party required for, or reasonably requested by Buyer in connection with, the consummation of the transactions contemplated hereby shall have been delivered to Buyer.

                  (m) Seller shall have delivered to Buyer the instruments, documents, certificates and opinions described herein, including, without limitation, the items described in Section 14.02.1.

                  (n) If applicable, Section 7A of the Clayton Act, 15 U.S.C. ss. 18A and the rules promulgated thereunder as set forth at 16 CFR ss.ss. 801 to 803 shall have been complied with and all waiting periods required thereby, including extensions thereof, shall have either expired without adverse comment or been previously terminated.

                  (o) Intentionally Omitted.

         8.02. SELLER'S CONDITIONS. All of the obligations of Seller hereunder are subject to the satisfaction prior to or at the Closing, or on or before the date indicated in this Agreement, as the case may be, of each of the following conditions (collectively, the "SELLER'S CONDITIONS PRECEDENT"), subject to no reservations, restrictions, conditions or limitations unsatisfactory to Buyer:

                  (a) All conditions precedent to Seller's obligations provided for in any other section of this Agreement have been satisfied.

                  (b) Seller shall have obtained all approvals necessary to transfer all gaming devices constituting a portion of the Property to Buyer.

                  (c) The representations and warranties of Buyer contained in this Agreement shall be true as of the Closing Date as though such representations and warranties were made at such time.

                  (d) Buyer shall have performed and complied with all terms, covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (e) No action shall have been brought, and remain undismissed, alleging the illegality, invalidity of, or seeking to enjoin the transactions contemplated hereby.

                  (f) Buyer shall have delivered to Seller such documentary and other evidence as Seller or Escrow Agent may reasonably require evidencing the authority of the person or persons who are executing this Agreement, or any other document in connection with this Agreement, on behalf of Buyer.

                  (g) Since the date of this Agreement there shall have been no change in any applicable Law that makes it illegal for any party hereto to perform its obligations hereunder.

                  (h) Buyer shall have delivered to Seller the instruments, documents and certificates described herein, including, without limitation, the items described in Section 14.02.2.

                  (i) If applicable, Section 7A of the Clayton Act, 15 U.S.C. ss. 18A and the rules promulgated thereunder as set forth at 16 CFR ss.ss. 801 to 803 shall have been complied with and all waiting periods required thereby, including extensions thereof, shall have either expired without adverse comment or been previously terminated.

                  (j) The transaction contemplated by that certain Stock Purchase Agreement dated as of even date herewith by and among Anchor, Fulton, and certain other parties thereto shall have been consummated and shall be in full force and effect.

         8.03. COOPERATION. Seller and Buyer shall use reasonable efforts to obtain the consent, approval or agreement of each Person whose consent or approval shall be required to consummate the transactions contemplated hereby. Seller and Buyer shall also render each other their full and complete cooperation in satisfying the Buyer's Conditions Precedent and the Seller's Conditions Precedent.

         8.04.    TERMINATION.

                  (a) In the event of failure of any Buyer's Condition Precedent, if Buyer so elects by notice to Seller, this Agreement shall cease and terminate and be of no further force or effect and neither party shall have any rights against the other by reason of this Agreement and/or such termination.

                  (b) In the event of failure of any Seller's Condition Precedent, if Seller so elects by notice to Buyer, this Agreement shall cease and terminate and be of no further force or effect and neither party shall have any rights against the other by reason of this Agreement and/or such termination.

                  (c) In the event the Closing shall not have occurred on or before June 30, 2001, then either Buyer or Seller may elect to terminate this Agreement by notice to the other party. Upon receipt of a notice of election to terminate this Agreement pursuant to this Section 8.04 (c) from Buyer or Seller, as the case may be, this Agreement shall cease and terminate and be of no further force or effect and neither party shall have any rights against the other by reason of this Agreement and/or such termination.

                  (d) Buyer or Seller may also terminate this Agreement if the Stock Purchase Agreement is terminated or otherwise of no further force or effect by providing the other party with notice of its intention to do so. Upon receiving a notice of election to terminate this Agreement pursuant to this
Section 8.04 (d) from Buyer or Seller, as the case may be, this Agreement shall cease and terminate and be of no further force or effect and neither party shall have any rights against the other by reason of this Agreement and/or such termination.

                  (e) The termination rights of Buyer under this Section 8.04 are in addition to the termination rights of Buyer under Section 12 (risk of loss) and Section 25 (exhibits). Notwithstanding anything to the contrary in this Section 8.04, in the event of a default, the defaulting party shall remain liable for all damages resulting from such default, including, but not limited to, the other party's costs and expenses (including, but not limited to, reasonable attorneys' fees) in connection with the negotiation of this Agreement and related investigations and closing preparation. Upon any election by Buyer or Seller to terminate this Agreement pursuant to this Section 8.04, Seller shall cause Anchor to immediately pay to Fulton all interest accrued under the Note and otherwise repay the Note pursuant to its terms.

         8.05. SPECIFIC PERFORMANCE. Seller acknowledges that the transactions contemplated by this Agreement are unique and there is no adequate remedy at law if Seller should fail to perform any of its obligations hereunder. In addition to any other rights or remedies Buyer may have, Buyer shall have the right to obtain specific performance of the obligations of Seller hereunder, with appropriate abatements or adjustments in the Purchase Price should Seller be unable to tender all portions of the Property and/or otherwise fulfill its obligations hereunder. Nothing contained herein shall preclude Buyer at its election from seeking monetary damages.

         8.06. WAIVER OF CONDITION. Any and all terms, covenants, conditions, representations and warranties contained herein for the benefit of Buyer, including, but not limited to, the Buyer's Conditions Precedent and Seller's representations and warranties, may be waived by Buyer in its sole and absolute discretion, in whole or in part, absolutely or conditionally; provided, however, that Buyer's decision to close despite Seller's breach of any covenant, warranty or representation shall not release Seller from any liability therefor. Any and all terms, covenants, conditions, representations and warranties contained herein for the benefit of Seller, including, but not limited to, the Seller's Conditions Precedent and Buyer's representations and warranties, may be waived by Seller in its sole and absolute discretion, in whole or in part, absolutely or conditionally.

                     SECTION 9 - CONDUCT OF BUSINESS PENDING CLOSING

         9.01.    CONDUCT OF BUSINESS. Seller covenants that prior to the
Closing:

                  (a) Seller shall operate the Business in the ordinary course and only in the ordinary course.

                  (b) Seller shall not enter into any contract or lease that will bind Buyer, the Property or the Business after the first anniversary of the date hereof. In addition, Seller shall not, without the prior written consent of Buyer, which consent Buyer shall not unreasonably withhold, enter into any other contract or lease that will bind Buyer, the Property or the Business after the Closing, or modify, extend or terminate any existing Assigned Contract. All insurance policies with respect to the Business shall be maintained in full force and effect except that if Buyer does not elect to assume the same they may be terminated at the Closing.

                  (c) Seller will not waive any rights of material value which are included in the Property.

                  (d) Seller will not sell or otherwise dispose of any asset which constitutes a portion of the Property, except Inventory sold in the ordinary course of business.

                  (e) Without making any commitment on Buyer's behalf, Seller shall preserve the Property and maintain it in the same condition as of the date of this Agreement, reasonable wear and tear excepted; provided, however, that the foregoing exception shall not relieve Seller from the obligation to make repairs and otherwise maintain the Property in accordance with good management practice. Seller shall also keep its business organization at the Business substantially intact, shall use reasonable efforts to keep available to Buyer the services of present employees at the Business and shall use reasonable efforts to preserve for Buyer the good will of suppliers, customers and others having business relations with Seller in connection with the Business or otherwise serving the Business.

                  (f) Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee (provided that this covenant shall not be deemed to preclude Seller from giving bonuses and promotions to employees at the Business in accordance with practices current as of the date hereof).

                  (g) Seller shall not make any representation to any employee of Seller that is inconsistent with or contrary to the provisions of this Agreement.

                  (h)  Intentionally Omitted.

                  (i) No change will be made affecting the banking and safe deposit box arrangements of the Business without Buyer's prior written approval, which approval Buyer shall not unreasonably withhold.

                  (j) No indebtedness shall be incurred with respect to the Property or the Business nor shall any lien, mortgage, deed of trust, security interest or other encumbrance be created or suffered with respect thereto or any portion thereof other than, in each case, in the ordinary course of business.

                  (k) All business and financial records of the Business shall be maintained in accordance with practices current on the date hereof.

                  (l) Seller shall provide Buyer with copies of all material gaming financial reports, if any, filed by Seller with respect to the Business with the State of New Mexico and the State of Texas (if any) and/or local gaming authorities between the date hereof and the Closing Date.

                  (m) Seller shall, in the event of a spill or other release of Hazardous Substances on or at the Property between the date hereof and the Closing Date, give Buyer a copy of any notice or report filed with any and all governmental agencies relating to such spill or release concurrently with such agency filings. Seller shall promptly forward to Buyer copies of all correspondence, orders, notices, permits, applications or other communications and reports in connection with any such event or any other matter relating to Environmental Laws as they may affect the Property.

                  (n) Seller will use reasonable efforts to prevent the occurrence of any spill, release, discharge or other disposal of Hazardous Substances at, upon or under the Property or any contiguous real property in violation of any Law.

               SECTION 10 - EMPLOYER AND EMPLOYEE BENEFIT MATTERS

         10.01. PERSONNEL. Buyer hereby convenants and agrees that he shall employ all individuals of Seller on Seller's active payroll, on lay-off status or on leave of absence as of the Closing Date, on substantially the same terms and conditions as such individuals are employed by Seller as of such date. Without limiting the generality of the foregoing, Buyer shall provide all such individuals employed by Seller with benefit plans substantially similar to those provided to such individuals by Seller as of the Closing Date.

                         SECTION 11 - OTHER OBLIGATIONS

         11.01. ACCESS. Buyer and Buyer's counsel, accountants and other representatives shall have full access during normal business hours throughout the period prior to the Closing to the Business, the Property, and all books, contracts, commitments and records with respect to the Business, shall be able to consult with any and all Seller's employees, and, except as otherwise expressly provided in this Section 11.01, Seller's accountants and other advisors and consultants, regarding the Business, and shall be furnished during such period with all such information concerning the Business and the Property as Buyer may reasonably request. In connection therewith, Buyer and its representatives shall be entitled to make tests and surveys and disturb the soil; provided, however, that before undertaking any Phase II investigation, Buyer shall deliver to Seller the results of any Phase I investigation conducted by Buyer with respect to the Property and shall consult in good faith with Seller with respect to the results of the Phase I investigation and any proposed Phase II investigation. Buyer shall use reasonable efforts to minimize any interference with the operation of the Business resulting from, and shall repair any damage to the Property caused by, the exercise of its rights under this
Section 11.01.

         11.02. PERMITS AND APPROVALS. Seller covenants and agrees to promptly furnish to Buyer all information and data in Seller's possession, under Seller's control or to which Seller has access reasonably requested by Buyer in order to assist Buyer to secure the permits, licenses and approvals contemplated by this Agreement.

         11.03. LITIGATION; CLAIMS. Each party covenants and agrees to promptly notify the other of any claim, action, suit, proceeding or investigation which is commenced or threatened and becomes known to either of them between the date hereof and the Closing relating to or affecting the Business, the Property or this Agreement.

         11.04. OBSERVERS. Subject to any required approval of any Gaming Authority, Buyer shall have the right, prior to Closing, to place its agents in the Business for the purpose of observing the conduct of the Business. Buyer agrees that such agents shall not interfere with the normal operation of the Business prior to Closing.

         11.05. NO CONTROL. Prior to the Closing Date, Buyer shall not directly or indirectly control, super vise, direct or interfere with, or attempt to control, supervise, direct or interfere with, the Business. Until the Closing Date, the operations and affairs of the Business are the sole responsibility of and (subject to the provisions of Section 9) under Seller's complete control.


         11.06. CERTIFICATES OF INSPECTION. Prior to the Closing, upon Buyer's request, Seller will use its commercially reasonable efforts and diligence to deliver to Buyer full, correct and complete copies of certificates of inspection bearing a date not more than thirty (30) days prior to the Closing with respect to the Premises from any county (or any similar local governing authority) departments or other similar divisions, including without limitation, fire, building and safety, and health.

         11.07. NOTICES OF GOVERNMENTAL ACTION. Prior to the Closing, Seller shall provide Buyer with written notice of any zoning proceedings which would materially and adversely affect the use and operation of the Premises as it is currently used and operated, including, but not limited to, any action which could cause any portion of the Property or Business to become a non-conforming use, of which Seller receives notice or of which Seller has knowledge after the date hereof.

         11.08. GAMING PROCEDURES. If necessary, the parties shall prepare a detailed closing memorandum and submit it to the Gaming Authorities with sufficient time to allow their review and approval prior to the Closing Date.

         11.09.   FINANCIAL STATEMENTS.

                  (a) Within thirty (30) days of the date hereof, Seller shall furnish Buyer with a certificate of the chief financial officer of Seller certifying to Buyer that the Unaudited Financial Statements present fairly the financial position of Seller as of the dates thereof and the results of its operations and its cash flows for the periods therein indicated.

                  (b) As soon as reasonably practicable, but in any event within sixty (60) days of the date hereof, Seller shall furnish Buyer with copies of unaudited statements of income and unaudited statements of cash flow for the fiscal quarters ending March 31, 2000 and June 30, 2000. In addition, within thirty (30) days after the close of each other fiscal quarter in the year 2000, Seller shall furnish Buyer with copies of an unaudited statement of income and unaudited statement of cash flow for such fiscal quarter (together with the financial statements described in the preceding sentence, the "YEAR 2000 QUARTERLY FINANCIAL STATEMENTS"). Each Year 2000 Quarterly Financial Statement shall be accompanied by a certificate of the chief financial officer of Seller certifying to Buyer that such Year 2000 Quarterly Financial Statement presents fairly the financial position of Seller as of the dates thereof and the results of its operations and its cash flows for the periods therein indicated.

         11.10 FEASIBILITY PERIOD. Buyer may conduct appropriate feasibility studies (the "FEASIBILITY STUDIES") with respect to the Property, including, without limitation, soil studies, physical site inspections, review of zoning, utilities and drainage, an environmental audit, and marketability and economic studies. The Feasibility Studies shall be completed on or before June 30, 2001 (the "FEASIBILITY PERIOD"). If Buyer believes, in its sole and absolute discretion, that on the basis of any matter disclosed by the Feasibility Studies, or based on any documents, reports, studies, information or other matters available to Buyer, that the Property is not completely suitable for Buyer's purposes, Buyer shall be entitled to terminate this Agreement by written notice to Seller at any time on or before the expiration of the Feasibility Period. Upon Seller's receipt of such notice from Buyer, this Agreement shall cease and terminate and be of no further force or effect, neither party shall have any rights against the other by reason of this Agreement and/or such termination, and Seller shall cause Anchor to pay to Fulton, within one (1) week of said termination, all interest accrued under the Note and otherwise repay the Note pursuant to its terms.

                          SECTION 12 - RISK OF LOSS

         In the event of destruction, damage or condemnation of all or any portion of the Property, Seller shall promptly notify Buyer. If Buyer notifies Seller in writing within twenty (20) days of such notice from Seller of Buyer's election to terminate this Agreement, this Agreement shall cease and terminate and be of no further force or effect and neither party shall have any rights against the other by reason of this Agreement and/or such termination, and Seller shall cause Anchor to immediately pay to Fulton all interest accrued under the Note and otherwise repay the Note pursuant to its terms. If Buyer does not elect to terminate this Agreement, Seller shall assign any and all insurance or condemnation proceeds to Buyer. This Section 12 is intended as an express provision with respect to destruction and condemnation which supersedes the provisions of any law that would otherwise pertain.

                               SECTION 13 - ESCROW

         Concurrently with the execution hereof, Buyer and Seller may open an escrow with an escrow company and agent to be mutually agreed upon by Buyer and Seller (the "ESCROW AGENT") by delivery of a fully executed copy of this Agreement to Escrow Agent. This Agreement shall constitute joint escrow instructions to Escrow Agent. In addition, Seller and Buyer agree to execute and be bound by such other reasonable and customary escrow instructions as may be necessary or reasonably required by Escrow Agent or the parties hereto in order to consummate the purchase and sale described, provided that such escrow instructions are consistent with the terms hereof. The Premises shall be conveyed at the Closing through escrow. The other Property shall be conveyed at the Closing outside of escrow, all in accordance with the terms and provisions of this Agreement. Seller and Buyer hereby designate Escrow Agent as the "Reporting Person" for this transaction pursuant to Section 6045(e) of the Code.

                              SECTION 14 - CLOSING

         14.01. CLOSING DATE. The Closing shall be as provided in this Section 14 and shall occur at the offices of Lionel Sawyer & Collins, 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada, 89101, at 10:00 a.m. on the Business Day that is the thirtieth (30th) Business Day after the Outside

Buyer License Date (the "CLOSING DATE"). Upon the Closing, the Closing shall, for all purposes under this Agreement, be deemed to have occurred as of the Closing Date. The matters and deliveries hereafter described in this Section 14 shall be deemed accomplished concurrently.

         14.02.   CLOSING DELIVERIES.

         14.02.1  At the Closing, Seller shall deliver to Buyer the following
in a form reasonably satisfactory to Buyer:                   (a) a grant,
bargain and sale deed conveying the Premises to Buyer subject only to the Permitted Title Exceptions, which deed shall not require Seller to make any representation and warranty other than those set forth herein or provided for the survival of any such representation and warranty for any period longer than as set forth herein.

                  (b) an assignment of the Assigned Contracts;

                  (c) a bill of sale conveying the Personal Property to Buyer, together with an assignment of the Warranties, which bill of sale shall not require Seller to make any representations and warranties other than those set forth herein or provided for the survival of any such representation or warranty for any period longer than as set forth herein;

                  (d) assignments of the Ancillary Intellectual Property
Rights;

                  (e) the originals or reasonably satisfactory copies of the Assigned Contracts and the Warranties;

                  (f) title certificates to all vehicles included in the Personal Property;

                  (g) a written statement by Seller certifying to Buyer that all of Seller's representations and warranties contained herein are deemed remade as of the Closing Date;

                  (h) such other agreements, notices, opinions, warranties, certificates or other instruments as may be required hereunder; and

                  (i) assignments of the licenses, trademarks or service marks relating to the Ancillary Intellectual Property Rights and all licensing agreements relating thereto, the books and records of the Business, and the plans and specifications for the Property (if in the Seller's possession), except to the extent previously delivered to Buyer or at the Racetrack at the Closing.

         14.02.2. At the Closing, Buyer shall deliver the following to Seller:

                  (a) the cancelled Note; and

                  (b) an assumption by Buyer of Seller's liability under the Assigned Contracts accruing after the Closing, which assumption shall be in a form reasonably satisfactory to Seller.

         14.02.3. At the Closing, Escrow Agent shall deliver the Title Policy as required pursuant to Section 4.

         14.02.4. At the Closing, any monies required to be paid by either party at such time pursuant to Section 3.02 shall be delivered to the party entitled to receive the same.

         14.03. TRANSFER OF POSSESSION. Possession of the Property shall be delivered to Buyer as of midnight on the Closing Date.

                  (a) To the extent applicable, the transfer of possession shall be pursuant to the closing memorandum approved by the Gaming Authorities.

                  (b) If applicable, Buyer and Seller shall confirm the amount of customer front money on deposit in the cages at the Racetrack as of midnight on the Closing Date ("CUSTOMER FRONT MONEY"), and identify what Persons are entitled to what portions of such Customer Front Money. After the Closing, all Customer Front Money shall be kept in the cages at the Racetrack without cost to Buyer. Buyer shall distribute Customer Front Money only to the Persons and only in the amounts determined as provided in the first sentence of this Section 14.03(c). Seller shall remain solely responsible and liable for all claims for front money allegedly deposited at the Racetrack prior to the Closing, except for claims in the amounts and from the Persons identified pursuant to this
Section 14.03(c).

         14.04. EXPENSES. Buyer and Seller shall each pay one-half (1/2) of any sales and use taxes imposed on the transfer of personal property hereunder. Seller shall pay the portion of the premium charged in connection with any title insurance premiums or policy which would be charged if a CLTA Standard Coverage Policy were issued, and Buyer shall pay the remaining portion of the premium charged for any title insurance premium or title policy, including, any endorsements to such insurance or policy requested by Buyer. Any other fees, costs or expenses related to the Closing shall be split and paid by the parties as is customary in the relevant jurisdiction(s).

         14.05.   INTENTIONALLY OMITTED.

         14.06. FURTHER ASSURANCES. It is the intent of this Agreement that Seller shall at the Closing convey to Buyer all property related to the Business or the Property or necessary in order to operate the Business in the manner in which it is currently being operated except as provided in Section
2.02. Seller agrees that at the Closing and any time thereafter, upon request of Buyer, Seller shall execute, acknowledge and deliver to Buyer such deeds, assignments, conveyances, transfers and other instruments and documents and perform such acts as Buyer shall from time to time require for the better perfecting, assuring, conveying, assigning, transferring and confirming unto Buyer the property and rights herein conveyed or assigned or intended now or hereafter so to be.

                          SECTION 15 - INDEMNIFICATION

         15.01. SELLER INDEMNIFICATION. Seller covenants and agrees to indemnify and save and hold Buyer harmless at all times after the Closing in respect of any and all liabilities, actions, suits, damages, losses, diminution in value, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, whether known or unknown, disclosed or undisclosed, arising from, by reason of or in connection with:

                  (a) the Property and accruing prior to or on the Closing, including, but not limited to, liabilities accruing prior to or on the Closing under the Assigned Contracts;

                  (b) any obligation of Seller not assumed by Buyer pursuant hereto; and

                  (c) any misrepresentation (other than inaccuracies of the statements contained in Section 6.01), or nonfulfillment of any agreement on the part of Seller under this Agreement.

         15.02. BUYER INDEMNIFICATION. Buyer covenants and agrees to indemnify and save and hold Seller harmless at all times after the closing in respect of any and all liabilities, actions, suits, damages, losses, diminution in value, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, whether known or unknown, disclosed or undisclosed, arising from, by reason of or in connection with:

                  (a) the Property and accruing after the Closing, including, but not limited to, liability accruing on or after the Closing under the Assigned Contracts; and

                  (b) any misrepresentation (other than inaccuracies of statements contained in Section 6.02), nonfulfillment of any agreement on the part of Buyer under this Agreement.

         15.03. SCOPE OF INDEMNIFICATION. The indemnifications provided in Sections 15.01 and 15.02 are not limited to third party claims but include damages, losses and expenses incurred or sustained by the indemnified party in the absence of third party claims.

         15.04. INDEMNIFICATION CLAIMS. The indemnified party shall provide the indemnifying party notice of any such claims of liability with reasonable promptness and the indemnifying party, at its election, shall have the right of defense in such proceedings, by counsel of its own choosing, at the indemnifying party's expense. The indemnified party shall cooperate fully in all respects with the indemnifying party in any such defense, including, without limitation, by making available to the indemnifying party all pertinent information under G:\USER\LSF\02988.034\NUEVOSOL V4.wpd 9/22/2000 the control of the indemnified party. If the indemnifying party does not notify the indemnified party within ten (10) days of the indemnified party's notice to the indemnifying party of a potential claim that the indemnifying party will defend the same, or should the indemnifying party fail to file any answer or other pleading at least five (5) days before the same is due, then the indemnified party may defend or settle such claim or action at the indemnifying party's sole cost and expense in such manner as the indemnified party deems appropriate, in its sole discretion. If the indemnifying party does timely notify the indemnified party of the indemnifying party's election to defend, then the indemnifying party may defend, but not settle, a claim without waiving its right to assert that such claim is not subject to the indemnity agreements in this Section 15. If the indemnifying party elects to defend a claim, the indemnified party may, at the indemnified party's expense, participate in such matter with counsel of the indemnified party's own choosing; provided, however, if the named parties to such proceeding include both the indemnifying party and the indemnified party and representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interest between them, then the fees and expenses of the indemnified party's counsel shall be paid by the indemnifying party.

                           SECTION 16 - BROKERAGE FEES

         Each of the parties hereto represents and warrants to the other that it has not entered into any agreement for the payment of any fees, compensation or expenses to any person, firm or corporation in connection with the transactions provided for herein, and each agrees to indemnify and hold and save the other harmless from any such fees, compensation or expenses which may be suffered by reason of any such agreement or purported agreement by the indemnifying party.

                              SECTION 17 - NOTICES

         17.01. METHOD. Any and all notices and demands by any party hereto to any other party or Escrow Agent, required or desired to be given hereunder shall be in writing and shall be validly given or made only if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, if made by Federal Express or other similar courier service keeping records of deliveries and attempted deliveries or when served by telecopy or similar facsimile transmission. Service by mail or courier shall be conclusively deemed made on the first Business Day delivery is attempted or upon receipt, whichever is sooner. Facsimile transmissions received during business hours during a Business Day shall be deemed made on such Business Day. Facsimile transmissions received at any other time shall be deemed received on the next Business Day.

         17.02. SELLER'S ADDRESS. Any notice or demand to Seller shall be addressed to Seller at c/o Anchor Gaming, 815 Pilot Road, Suite B, Las Vegas, Nevada 89119, Telecopy No. (702) 896-6221.

         17.03. BUYER'S ADDRESS. Any notice or demand to Buyer shall be addressed to Buyer at 815 Pilot Road, Suite B, Las Vegas, Nevada 89119, Telecopy No. (702) 896-6221, Attn: Stanley E. Fulton, with a copy to Lionel Sawyer & Collins, 300 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101, Telecopy No. (702) 383-8845, Attn.: Anthony N. Cabot, Esq.

         17.04.   INTENTIONALLY OMITTED.

         17.05. CHANGE OF ADDRESS. The parties and Escrow Agent may change their address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

                            SECTION 18 - CONSTRUCTION

         The internal laws of the State of Nevada applicable to contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement.

                           SECTION 19 - BINDING EFFECT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. It is specifically agreed that Buyer may assign, transfer or convey any or all of its rights and obligations hereunder to any Person whomsoever; provided, however, that in the event of such assignment, transfer or conveyance, Buyer shall not be released from its obligations pursuant to this Agreement, unless agreed to in writing by Buyer and Seller. Except as specifically provided above in this Section 19, this Agreement is not intended to, and shall not, create any rights in any Person whomsoever except Buyer and Seller.

                         SECTION 20 - PARTIAL INVALIDITY

         If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceablity of such term, provision, covenant or condition (after giving effect to the next sentence in this Section 20) does not materially impair the ability of the parties to consummate the transactions contemplated hereby. In lieu of such invalid, void or unenforceable term, provision, covenant or condition, there shall be added to this Agreement a term, provision, covenant or condition that is valid, not void and enforceable and is as similar to such invalid, void or unenforceable term, provision, covenant or condition as may be possible.

                          SECTION 21 - ENTIRE AGREEMENT

         This Agreement, the Ourway Assignment, and the Anchor Documents, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings of the parties, including, without limitation, any "letter of intent," "letter of understanding," or similar document. No addition to or modification of this Agreement shall be binding unless executed in writing by all the parties. Except as may be otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing executed by the party making the waiver.

                          SECTION 22 - ATTORNEYS' FEES

         In the event any action is commenced by either party against the other in connection herewith, including, but not limited to, any bankruptcy proceeding, the prevailing party shall be entitled to its costs and expenses, including reasonable attorneys' fees, whether or not the action is reduced to judgment.
                          SECTION 23 - TIME OF ESSENCE

         Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

                           SECTION 24 - INTERPRETATION

         24.01. CAPTIONS. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

         24.02. PRONOUNS. Personal pronouns shall be construed as though of the gender and number required by the context, and the singular shall include the plural and the plural the singular as may be required by the context.

         24.03. NO PARTY DEEMED DRAFTER. The parties agree that neither party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof against either party as the drafter of the Agreement. Seller and Buyer, and each of them, acknowledging that both parties hereto have contributed substantially and materially to the preparation hereof.

         24.04. NO LIMITATION. No specific warranty, representation, covenant or condition contained herein shall be deemed to modify or limit any general warranty, representation, covenant or condition.

                              SECTION 25 - EXHIBITS

         The parties have agreed to execute and deliver this Agreement prior to the preparation, review and acceptance by each of them of the Exhibits to this Agreement (the "OPEN EXHIBITS"), to this Agreement. Promptly after such execution and delivery, Seller agrees to prepare such Open Exhibits and to deliver them to Buyer for review and acceptance. Buyer and Seller will cooperate fully in connection with preparing the Open Exhibits. Such Open Exhibits will be deemed part of this Agreement and incorporated herein only upon their written acceptance by Buyer and Seller. In so proceeding, each of the parties agrees to proceed reasonably and in good faith, keeping in mind the purposes, risks, benefits and other provisions of this Agreement. Because Buyer has not had an opportunity to review fully the Open Exhibits as at the date of this Agreement, Buyer shall have a period of thirty (30) Business Days from the delivery of such Open Exhibits in which to accept or reject such Open Exhibits. If Buyer rejects any of such Open Exhibits or the parties hereto do not agree in writing to approve the Open Exhibits by the Closing, such parties may terminate this Agreement by written notice thereof to the other party to this Agreement, in which case, no party shall have any obligations or liabilities in respect of this Agreement. Upon any election by Buyer or Seller to terminate this Agreement pursuant to this Section 25, Seller shall cause Anchor to immediately pay to Fulton all interest accrued under the Note and otherwise repay the Note pursuant to its terms.

                            SECTION 26 - COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                           BUYER:   My Way Holdings, LLC
                                    a Nevada limited liability company


                                    By:
                                       ------------------------------
                                    Name: Stanley E. Fulton
                                    Its:  Manager


                           SELLER:  NUEVO SOL TURF CLUB, INC.
                                    a New Mexico corporation


                                    By:
                                         -----------------------------
                                    Name:
                                         -----------------------------
                                    Its:
                                         -----------------------------


                                LIST OF EXHIBITS

Exhibit 1             -    Legal Description of Premises

Exhibit 4             -    Permitted Title Exceptions

Exhibit 5.01          -    Assigned Contracts

Exhibit 6.01(f)       -    Development Matters

Exhibit 6.01(i)       -    Transferable Certificates, Permits and Licenses

Exhibit 6.01(j)       -    Building Plans and Engineering Reports

Exhibit 6.01(n)       -    Written Contracts and Oral Contracts

Exhibit 6.01(ab)      -    Deposits

Exhibit 6.01(af)      -    Benefit Plans

Exhibit 6.01(ag)      -    Safe Deposit Boxes

Exhibit 6.01(at)      -    Environmental Registrations, Permits Licenses, Certificates and Approvals

Exhibit 6.01(aw)      -    Environmental Site Assessments and Asbestos Surveys